Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 30 to the Registration Statement on Form N-6 (033-65243) (“Registration Statement”) of our report dated April 15, 2014, relating to the consolidated financial statements and financial statement schedules of Union Security Insurance Company, which are also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
September 8, 2014